UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 7, 2007

TEEKA TAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-109548	13-4204191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5499 North Federal Highway, Suite D, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 989-3600

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01	Other Events

Teeka Tan Products, Inc. has filed an amendment to its Certificate of Incorporation which will change the name of the company to “China Growth Development, Inc.” and effect a one for 100 (1:100) reverse stock split of our outstanding common stock. These actions will be effective at close of business today December 13, 2007.

These actions were undertaken in order to satisfy certain conditions precedent to the closing of the Stock for Stock Equivalent Exchange Agreement and Plan entered into in October 2007 with Taiyuan Rongan Business Company and its shareholders.

At close of business on December 13, 2007 every 100 shares of common stock outstanding immediately prior thereto will be equal to one share of common stock. No cash will be paid or distributed as a result of the reverse stock split and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the stock split will be rounded up to the nearest whole share. The split will be recorded on our stock transfer records in the form of book entry. As such, following the name change and reverse split the share certificates representing the pre-split shares bearing the name “Teeka Tan Products, Inc.” will continue to be valid with the adjustment for the number of shares owned being made on our stock transfer records. In the future, certificates representing post-split shares and the corporate new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent.

In connection with the name change and reverse stock split, the CUSIP number for our common stock will change to 16943H 108 and the stock symbol for our common stock as quoted on the OTC Bulletin Board will change to CGDI. Our common stock will trade on a post-split basis at market open on Friday, December 14, 2007.

Item 7.01	Regulation FD Disclosure.

On December 13, 2007 we issued a press release regarding the name change and reverse stock split described in Item 5.03 above. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.6	Certificate of Amendment to the Certificate of Incorporation
3.7	Certificate of Correction to Certificate of Amendment to the Certificate of Incorporation
99.1	Press release dated December 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEEKA TAN PRODUCTS, INC.

Date: December 13, 2007	By:	/s/ Brian John
Brian John, Chief Executive Officer and President